Exhibit 99

FIRST CONSUMERS CREDIT CARD MASTER NOTE TRUST
Annual Noteholders' Statement - Series 2001-A

Annual Period:                  March - December 2001
Accrual Period:	                N/A
Days in Accrual Period:	        N/A

Pursuant to the Master Indenture, dated as of March 1, 2001
(as amended and supplemented, the "Indenture") between First Consumers Credit Card Master Note Trust (the "Issuer") and
The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2001-A Indenture Supplement (the "Indenture Supplement"), dated as of
March 1, 2001, between the Issuer and the Indenture Trustee, First Consumers National Bank, as Servicer (the "Servicer") under the Transfer and Servicing Agreement, dated as of March 1, 2001 (the "Transfer and Servicing Agreement") between the Servicer and the Issuer is required to prepare certain information each month regarding current distributions to the Series 2001-A Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Distribution Date of N/A and with respect to the performance of the Trust during the Year of 2001 is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement.

A.      Information regarding distributions in respect of the Class A Notes

1.      The total amount of the distribution in respect of
        Class A Notes...........$15,962,719
2. The amount of the distribution set forth in paragraph 1 above in respect of principal on the
        Class A Notes...........$0
3. The amount of the distribution set forth in paragraph 1 above in respect of interest on
        Class A Notes...........$15,962,719
4.      The total amount of the distribution in respect of
        Class B Notes...........$2,612,223
5. The amount of the distribution set forth in paragraph 4 above in respect of principal on the
        Class B Notes...........$0
6. The amount of the distribution set forth in paragraph 4 above in respect of interest on
        Class B Notes...........$2,612,223
7.      The total amount of the distribution in respect of
        Class C Notes...........$1,868,830
8. The amount of the distribution set forth in paragraph 7 above in respect of principal on the
        Class C Notes...........$0
9. The amount of the distribution set forth in paragraph 7 above in respect of interest on
        Class C Notes...........$1,868,830

I.      Receivables

A.1     Beginning of the year Principal Receivables...........$1,085,999,640
A.2     Beginning of the year Finance Charge Receivables......$   29,087,485
A.3     Beginning of the year Discount Option Receivables.....$            0
A.4     Beginning of the year Total Receivables...............$1,115,087,125

B.1     Removed Principal Receivables.........................$            0
B.2     Removed Finance Charge Receivables....................$            0
B.3     Removed Total Receivables.............................$            0

C.1     Additional Principal Receivables......................$            0
C.2     Additional Finance Charge Receivables.................$            0
C.3     Additional Total Receivables..........................$            0

D.1     Discount Option Receivables Generated this Period.....$            0
D.2     Net Recoveries for month of:  N/A.....................$            0
D.3     End of the year Principal Receivables.................$1,225,599,707
D.4     End of the year Finance Charge Receivables............$   30,661,717
D.5     End of the year Discount Option Receivables...........$            0
D.6     End of the year Total Receivables.....................$1,256,261,424

E.1     Excess Funding Account Balance........................$            0
E.2     Aggregate Principal Balance...........................$1,288,599,707
E.3     Minimum Aggregate Principal Balance...................$  989,435,294
E.4     End of the year Seller Amount.........................$  363,893,824
E.5     Principal Collections for prior Monthly
          Period designated as Seller Interest................$   63,000,000
E.6     Minimum Seller Amount.................................$   64,729,412

II.     Delinquencies and Losses

        End of the year Delinquencies:                           Receivables
A.1     30-59 Days Delinquent.................................$   42,996,519
A.2     60-89 Days Delinquent.................................$   35,073,356
A.3     90+ Days Delinquent...................................$   96,820,880
A.4     Total 30+ Days Delinquent.............................$  174,890,755

B.1     Defaulted Receivables During the year.................$  156,775,021

III.    Note Principal Balances

A.1     Beginning of the year Aggregate Note
           Principal Balance..................................$  561,000,000
A.2     Class A Note Principal Balance........................$  462,000,000
A.3     Class B Note Principal Balance........................$   63,000,000
A.4     Class C Note Principal Balance........................$   36,000,000
A.5     End of the year Aggregate Note Principal Balance......$  561,000,000
A.6     Initial Excess Collateral Amount......................$   39,000,000

IV.     Series 2001-A Information - End of Year

A.1     Investor Percentage...................................           N/A
A.2     Available Finance Charge Collections..................           N/A
A.3     Investor Default Amount...............................           N/A
A.4     Investor Uncovered Dilution Amount....................           N/A
A.5     Monthly Servicing Fees................................           N/A
A.6     Available Principal Collections.......................           N/A
A.7     Excess Finance Charge Collections.....................           N/A
A.8     Shared Principal Collections..........................           N/A
A.9     Reserve Account Balance...............................           N/A
A.10    Spread Account Balance................................           N/A

V.      Application of Collections

A.1     Class A Annual Interest...............................$   15,962,719
A.2     Class B Annual Interest...............................$    2,612,223
A.3     Class C Annual Interest...............................$    1,868,830
A.4     Class A Net Swap Payment..............................$    8,191,219
A.5     Class B Net Swap Payment..............................$    1,119,742
A.6     Class A Net Swap Receipt..............................$            0
A.7     Class B Net Swap Receipt..............................$            0
A.8     Annual Servicing Interest.............................$    9,866,667
A.9     Investor Default Amount...............................$   74,008,800
A.10    Investor Uncovered Dilution Amount....................$            0
A.11    Investor Charge Offs and Reallocated Principal
           Collections not Previously Reimbursed..............$            0
A.12    Amounts to be Deposited in the Reserve Account........$            0
A.13    Amounts to be Deposited in the Spread Account.........$            0

        Excess Finance Charge Collections
B.1     Total Excess Finance Charge Collections
           for all Allocation Series..........................$            0

        Shared Principal Collections
C.1     Total Shared Principal Collections
           for all Allocation Series..........................$            0

VI.     Yield and Base Rate

A.1     Base Rate (Year End)..................................           N/A
A.2     Base Rate (Prior Month)...............................           N/A
A.3     Base Rate (Two Months Ago)............................           N/A
A.4     Three Month Average Base Rate.........................           N/A

B.1     Portfolio Yield (Year End)............................           N/A
B.2     Portfolio Yield (Prior Month).........................           N/A
B.3     Portfolio Yield (Two Months Ago)......................           N/A
B.4     Three Month Average Portfolio Yield...................           N/A

VII.    Principal Collections

A.1     Annual Principal......................................$            0
A.2     Principal Accumulation Account Balance................$            0
A.3     Series 2001-A Principal Shortfall.....................$            0
A.4     Shared Principal Collections Allocable from
           Other Principal Sharing Series.....................$            0

VIII.   Investor Charge Offs and Reductions

A.1     Investor Charge Offs..................................$            0
A.2     Reallocated Principal Collections.....................$            0
A.3     Reductions in Collateral Amount
           (Other than by Principal Payments).................$            0
A.4     Reductions in Collateral Amount due to
           Application of Available Principal Collections
           as Shared Principal Collections....................$            0
A.5     Previous Reductions in Collateral
           Amount Reimbursed..................................$            0

Bank of New York Midwest Trust Company
as Paying Agent


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 31st day of January, 2002


First Consumers National Bank
as Servicer



By:	/s/ James E. Huston
Name:	James Huston
Title:	Executive Vice President, CFO